Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333 - XXXX), and related Prospectus of Commtouch Software Ltd. for the registration of 9,000,000 shares of its common stock and to the incorporation by reference therein of our report dated June 15, 2005, with respect to the consolidated financial statements of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST, FORER, GABBAY and KASIERER
January 19, 2006	A member of Ernst & Young Global